SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10, 2006, IBERIABANK Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with qualified institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell in a private placement (the “Private Placement”) an aggregate of 576,923 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share. The price per Share under the Purchase Agreement is $52.00.

Stifel, Nicolaus and Company, Inc. and Howe Barnes Hoeffer and Arnett acted as co-placement agents for the offering.

Pursuant to the Purchase Agreement, the Company agreed to file a Registration Statement (the “Registration Statement”) on Form S-3 with the Securities and Exchange Commission (the “Commission”), within 60 days of the closing of the Private Placement, to register the resale of the Shares. The Company agreed to use commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days after the date by which the Registration Statement is required to be filed.

The foregoing description of the Private Placement and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1 and the press release attached hereto as Exhibit 99.1, which are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Purchase Agreement by and among the Company and the Purchasers thereto, dated November 10, 2006.

99.1	Press Release issued by IBERIABANK Corporation on November 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: November 15, 2006	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Purchase Agreement by and among the Company and the Purchasers thereto, dated November 10, 2006.

99.1	Press Release issued by IBERIABANK Corporation on November 10, 2006.